Exhibit 3.9A

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “VANTAGE DEEPWATER DRILLING, INC.”, FILED IN THIS OFFICE ON THE FIRST DAY OF FEBRUARY, A.D. 2016, AT 3:12 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

4949599 8100	Authentication: 202647424
SR# 20183428161	Date: 05-07-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VANTAGE DEEPWATER DRILLING, INC.

Vantage Deepwater Drilling, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), was originally incorporated by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware on March 7, 2011. This First Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and hereby amends and restates in its entirety the Corporation’s original Certificate of Incorporation to read in full as follows:

1. The name of the Corporation is “Vantage Deepwater Drilling, Inc.”

2. The address of the Corporation’s registered office in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, Delaware, 19904. The name of its registered agent at such address is National Registered Agents, Inc.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4. The amount of total stock the Corporation is authorized to issue is 1,000 shares, with a par value of $0.01 per share.

5. The Corporation shall not issue any non-voting equity securities in contravention of section 1123(a)(6) of chapter 11 of title 11 of the United States Code.

6. This First Amended and Restated Certificate of Incorporation is adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and pursuant to the Joint Prepackaged Chapter 11 Plan of Offshore Group Investment Limited, et al., under chapter 11 of title 11 of the United States Code, dated December 1,2015, which was confirmed by order of the United States Bankruptcy Court for the District of Delaware entered January 15, 2016, and thereby has been approved pursuant to Section 303 of the DGCL.

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:12 PM 02/01/2016
FILED 03:12 PM 02/01/2016
SR 20160512241—File Number 4949599

IN WITNESS WHEREOF, the undersigned has caused this First Amended and Restated Certificate of Incorporation to be signed on this 31st day of January, 2016.

Vantage Deepwater Drilling, Inc.

By:
Name: Paul A. Bragg
Title: Chief Executive Officer

[Signature Page to First Amended and Restated Certificate of Incorporation]